Exhibit 10.33

AGREEMENT REGARDING LEASE

This AGREEMENT REGARDING LEASE (“Agreement”), dated for reference purposes and effective as of February 14, 2003, is made and entered into by and among PACIFIC PLAZA CARMEL VALLEY LLC, a California limited liability company (“Landlord”), JNI CORPORATION, a Delaware corporation (“JNI”), and IOMEGA CORPORATION, a Delaware corporation (“Iomega”), with reference to the following facts:

RECITALS

1.                                       Landlord and JNI are parties to that certain Office Lease dated July 11, 2000, as amended by that certain First Amendment to Lease dated November 6, 2001,  for the lease of those certain premises situated in the building known as Building A and located at 10955 Vista Sorrento Parkway in the City of San Diego, County of San Diego, State of California, being a portion of the Project known as Pacific Plaza at Torrey Hills, which is more particularly described in the Lease.

2.                                       Landlord, JNI and Iomega now desire to provide for further amendments to the Lease, to provide for the assignment by JNI of its interest in the Lease, as amended, to Iomega, to provide for the assumption by Iomega of certain of the obligations of JNI under the Lease, as amended, and to provide for the release of JNI from certain liability under the Lease, as amended, upon the terms and conditions set forth herein.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, LANDLORD, JNI AND IOMEGA HEREBY AGREE AS FOLLOWS:

1.                                       Amendment of Lease.   On the terms and conditions hereinafter set forth, at the Closing (as hereinafter defined) Landlord and JNI shall amend and restate the Lease in its entirety effective as of the Effective Date (as hereinafter defined) on the terms and conditions of the Second Amended and Restated Lease, attached hereto as Exhibit “A” and incorporated by reference herein (the “Second Amended and Restated Lease’). Landlord and JNI shall execute and deliver to each other at the Closing the Second Amended and Restated Lease. The Lease, as amended by the First Amendment to Lease and the Second Amended and Restated Lease, is hereinafter referred to as the “Lease”.

2.                                       Assignment and Assumption of Lease/Release of JNI.  On the terms and conditions hereinafter set forth, at the Closing (as hereinafter defined)  JNI shall assign to Iomega as of the Effective Date (as hereinafter defined) all of JNI’s right, title and interest under the Lease and Iomega shall assume the Lease and agree to perform the obligations of JNI thereunder from and after the Effective Date on the terms and conditions of the Assignment of Lease attached hereto, marked Exhibit “B”, and incorporated herein by reference (the “Assignment of Lease”).The obligations of JNI and Iomega under the Assignment of Lease are contingent upon Landlord’s approval of the assignment of the Lease to Iomega by Landlord’s execution and delivery of the Consent to Assignment of Lease and Release (“Consent to Assignment of Lease”) in the form attached to the Assignment of Lease, including the provisions thereof releasing JNI from certain liabilities under the Lease.  JNI and Iomega shall execute and deliver to each other at the Closing the Assignment of Lease.   JNI and Iomega acknowledge that Landlord is required to obtain the prior approval of it’s lender (“Landlord’s Lender”) to its Consent to Assignment of Lease and the  Second Amended and Restated Lease.  All rents and other charges payable under the Restated Lease shall be prorated between JNI and Iomega as of the Closing as provided in the Assignment of Lease. The parties acknowledge that in accordance with the terms of the Assignment of Lease, attached hereto, in no event shall Iomega be held liable or responsible for, or incur any responsibility or successorship liability for, any action or inaction, failure or conduct, or breach of duty by JNI or anyone employed by or acting on behalf of JNI. Iomega assumes no responsibility for the actions or inactions, duties, liabilities, or alleged liabilities of JNI and no obligation arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of the Assignment  shall create any obligation or liability of Iomega.

3.                                       Payments by JNI to Landlord . JNI shall pay to Landlord the amount of Two Hundred Forty-three Thousand Three Hundred Thirteen Dollars ($243,313) (the “Tenant Improvement Fund Contribution”), as a contribution by JNI to the Tenant Improvement Fund (as defined in the Lease) to be made available by Landlord to Iomega, together with the Tenant Improvement Allowance, to construct Tenant’s Improvement Work pursuant to the Lease. In addition, JNI shall pay to Landlord the amount of One Hundred Fifty-four Thousand Five Hundred Eighty-nine Dollars and 70/100 Cents ($154,589.70)(the “Advance Base Rent Payment”), representing  an advance payment of Base Rent (as defined in the Lease) due under the Lease for the period from March 1, 2003 through June 30, 2003, of Two Hundred Ninety-five Thousand Thirty-one and 05/100 Dollars ($295,031.05), less a credit of One Hundred Forty Thousand Four Hundred Forty-one and 35/100 Dollars ($140,441.35) for the cash security deposit held by Landlord.  Additionally, JNI shall pay to Landlord the amount (“Lease Modification Payment”) payable by JNI to Landlord under the Lease Modification Agreement dated February 14, 2003, between Landlord and JNI. The  Tenant Improvement Fund Contribution, Advance Base Rent Payment and Lease Modification Payment shall be paid by JNI by delivery to Landlord at the Closing of three (3)  bank or cashiers checks payable to Landlord in the amount of the Tenant Improvement Fund Contribution,  the Advance Base Rent Payment and the Lease Modification Payment, respectively.

4.                                       Payment by JNI to Iomega.  JNI shall pay to Iomega the amount of One Million Two Hundred Sixteen Thousand Six Hundred Forty-two and 20/100 Dollars ($1,216,642.20) (the “Lease Assumption Payment”). The Lease Assumption Payment shall be paid by JNI by delivery to Iomega at the Closing of a bank or cashiers check payable to Iomega in the amount of the Lease Assumption Payment.

5.                                       Payment of Commissions to Brokers.  At the Closing, as hereinafter defined, JNI shall pay to CB Richard Ellis, Inc., the real estate agent representing Iomega  (“Iomega Broker”), the sum of Two Hundred Four Thousand Forty-nine Dollars and Seventeen Cents ($204,049.17) (“Iomega Broker Fee”) and to Kelley Commercial, the real estate broker representing JNI (“JNI Broker”), the sum of Fifty-one Thousand Twelve and 29/100 Dollars ($51,012.29) (“JNI Broker Fee”)(collectively, the “Brokers Fees”).  The Brokers Fees shall be paid by JNI by delivery to the Iomega Broker and the JNI Broker of a bank or cashiers checks payable to them in the amount of the Iomega Broker Fee and JNI Broker Fee, respectively.  JNI, Iomega  and Landlord represent and warrant to each other that they have had no dealings with any real estate broker or agent, other than the JNI Broker and Iomega Broker in connection with the transactions contemplated by this Agreement, and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with this transaction. JNI, Iomega and Landlord agree to indemnify and hold harmless each other from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of their respective dealings with any real estate broker or agent other than the JNI Broker or the Iomega Broker in connection with the transactions contemplated by this Agreement. JNI, Iomega and Landlord   acknowledges that neither Landlord or Iomega shall have any obligation to pay any commission to the Iomega Broker or the JNI Broker in connection with the transactions contemplated by this Agreement, except as provided in the preceding sentence.

6.                                       Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the office of Landlord at 4350 La Jolla Village Drive, Suite 150, San Diego, CA  92122. The Closing shall be at 10:00 o’clock a.m. on the date which is the later of (a)  February 21, 2003, or (ii) such other date as may be mutually approved in writing by the parties (the “Closing Date”) . In the event the Closing has not occurred on or before February 27, 2003, this Agreement shall terminate and the parties shall be released from all obligations hereunder arising after the date of such termination.

7.                                       Representations and Warranties

(a)                                  Representations and Warranties of JNI.  In order to induce Iomega and Landlord to perform their respective obligations under this Agreement, JNI hereby represents and warrants to Iomega and

Landlord as follows: (i) JNI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) JNI has all necessary right, power, authority, and legal capacity to enter into this Agreement and to perform its obligations pursuant to this Agreement; (iii) each of the persons executing on behalf of JNI is authorized to do so; (iv) JNI is not in default of it’s obligations under the Lease; and (v) to the best of the actual knowledge of JNI, Landlord is not in default in the performance of its obligations under the Lease. Concurrently with the execution of this Agreement, JNI shall deliver to Landlord and Iomega an original certificate of the secretary of Tenant certifying the adoption of resolutions by the board of directors of JNI approving the terms and conditions of this Agreement and authorizing the persons executing  this Agreement to execute same for and on behalf of JNI.

(b)                                 Representations and Warranties of Iomega.  In order to induce JNI and Landlord to perform their respective obligations under this Agreement, Iomega hereby represents and warrants to JNI and Landlord as follows: (i) Iomega is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Iomega has all necessary right, power, authority, and legal capacity to enter into this Agreement and to perform its obligations pursuant to this Agreement; and (iii) each of the persons executing on behalf of Iomega is authorized to do so.  Concurrently with the execution of this Agreement, Iomega shall deliver to Landlord an original certificate of the secretary of Iomega certifying the adoption of resolutions by the board of directors of Iomega approving the terms and conditions of this Agreement and authorizing the persons executing this Agreement to execute same for and on behalf of Iomega.

(c)                                  Representations and Warranties of Landlord.  In order to induce Iomega and JNI to perform their respective obligations under this Agreement, Landlord hereby represents and warrants to Iomega and JNI as follows: (i) Landlord is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California; (ii) Landlord has all necessary right, power, authority, and legal capacity to enter into this Agreement and to perform its obligations pursuant to this Agreement;  (iii) each of the persons executing on behalf of Landlord is authorized to do so; and (iv) to the best of Landlord’s actual knowledge, JNI is not in default in the performance of its obligations under the Lease.  Concurrently with the execution of this Agreement, Landlord shall deliver to JNI and Iomega an original certificate of the secretary of Coast Income Properties, Inc.(“Coast”), the manager of Coast Pacific Plaza LLC, the manager of Landlord, certifying the adoption of resolutions by the board of directors of Coast approving the terms and conditions of this Agreement and authorizing the persons executing this Agreement to execute same for and on behalf of Landlord.

8.                                       Conditions Precedent to Performance and Closing .  The respective obligations of Landlord, JNI and Iomega under this Agreement are subject to the satisfaction, at or before the Closing, of all of the conditions set out below in this Section 8. A party may waive in writing any or all of these conditions, in whole or in part, to the extent such condition is for the benefit of the waiving party; provided, however, that no such waiver of condition shall constitute a waiver by the waiving party of any of its rights or remedies, at law or in equity, if any party shall be in default of any of its representations, warranties or covenants under this Agreement.

(a)                                  Performance by Landlord.  Landlord shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Landlord on or before the Closing Date.

(b)                                 Performance by JNI.  JNI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by JNI on or before the Closing Date.

(c)                                  Performance by Iomega.  Iomega shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Iomega on or before the Closing Date.

(d)                                 Approval of Landlord’s Lender. Landlord’s Lender shall have issued to Landlord it’s written approval and consent, in form reasonably acceptable to Landlord, of the terms of the Second Amended and Restated Lease and the Assignment of Lease (the “Lender’s Consent”).

(e)                                  Subordination, Non-disturbance and Attornment Agreement. Landlord’s Lender and Iomega shall have entered into a subordination, non-disturbance and attornment agreement, in form reasonably acceptable to Landlord’s Lender and Iomega, (“SNDA “) containing the provisions provided in the Lease.

(f)                                    Certificates Insurance. Iomega shall have delivered to Landlord certificates of insurance of the type provided for in Section 5.5 of the Lease (the “Insurance Certificates”).

(g)                                 Closing of Lease Modification Agreement.  The concurrent Closing of the transactions contemplated under the Lease Modification Agreement dated February _14, 2003 (the “Lease Modification Agreement”), between JNI, Landlord and  PPCV BLDGS B & C, LLC, a California limited liability company (“PPCV”) relating to the Office Lease dated  July 11, 2000 between  PPCV, an affiliate of Landlord and successor in interest to Landlord, and JNI, for the lease of those certain premises located at 10945 Vista Sorrento Parkway, San Diego, California (the “Building B Lease”).

9.                                       Consummation of the Transaction.  The consummation of the transactions contemplated herein, the Closing, shall occur at the place, on the date and at the time as specified in Section 6 above. The obligations of the parties at the Closing are as follows:

(a)                                  JNI’s Obligation at Closing.  At the Closing, JNI shall deliver or cause to be delivered to the party entitled thereto: (i) triplicate originals of the Second Amended and Restated Lease dated as of the Closing Date duly executed by JNI; (ii) triplicate originals of the Assignment of Lease dated as of the Closing Date duly executed by JNI; (iii) a bank or cashier’s check payable to Landlord in the amount of the Tenant Improvement Fund Contribution; and (iv) a bank or cashier’s check payable to Landlord in the amount of the Lease Modification Costs Payment; (v) a bank or cashier’s check payable to Iomega in the amount of the Lease Assumption Payment; (v) a bank or cashier’s check payable to JNI Broker in the amount of the JNI Broker Fee; and (vi) a bank or cashier’s check payable to Iomega Broker in the amount of the Iomega Broker Fee.

(b)                                 Iomega’s Obligation at Closing.  At the Closing, Iomega shall deliver or cause to be delivered to the party entitled thereto:(i) triplicate originals of the Assignment of Lease  dated as of the Closing Date duly executed by Iomega; (ii) duplicate originals of the SNDA duly executed by Iomega; (iii) originals of the Insurance Certificates.

(c)                                  Landlord’s Obligation at Closing.  At the Closing, Landlord shall deliver or cause to be delivered to the party entitled thereto: (i) triplicate originals of the Second Amended and Restated Lease dated as of the Closing Date duly executed by Landlord; (ii) triplicate originals of the Assignment of Lease dated as of the Closing Date with the Consent to Assignment of Lease  attached thereto the duly executed by Landlord; (iii) duplicate originals of the SNDA duly executed by Landlord; and (iv) the Lender’s Consent.

10.                                 Effective Date.  For the purposes of this Agreement, the term “Effective Date” shall mean the Closing Date.

11.                                 General Provisions.

(a)                                  Effect of Headings; Exhibits.  The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.  All exhibits to this Agreement are incorporated herein in their entirety.

(b)                                 Entire Agreement; Modification; Waiver.  This Agreement, together with the exhibits attached hereto and  any other agreements referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter contained in it.  This Agreement,, together with the exhibits attached hereto and  any other agreements referenced herein, supersede all prior and contemporaneous agreements (other than those entered into by writing simultaneously with this Agreement), representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

(c)                                  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)                                   Parties-in-Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

(e)                                  Assignment.  This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, no party may assign any of its rights under this Agreement without the prior written consent of the other parties. Any assignment by any party of any of its rights under this Agreement, without such prior written consent, shall be null and void and of no force or effect and shall constitute a default by the assigning party under this Agreement.

(f)                                    Recovery of Litigation Costs.  If any legal action or arbitration or other proceedings is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(g)                                 Nature and Survival of Representations and Covenants.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

(h)                                 Severability.  Each term, covenant, condition, or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

(i)                                     Necessary Acts.  Each party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

(j)                                     Notices.  Service of all notices under this Agreement shall be sufficient if given personally or mailed to the party involved at its respective address hereinafter set forth, or to such address as such party may provide in writing from time to time.  Any such notice mailed to such address shall be effective three (3) days after the date it is deposited in the United States mail, duly addressed, and with postage prepaid:

NOTICE TO LANDLORD:	PACIFIC PLAZA CARMEL VALLEY LLC
c/o Coast Income Properties, Inc.
Attn: Thomas G. Blake, President

4350 La Jolla Village Drive, Suite 150
San Diego, California 92122

NOTICE TO JNI:	JNI Corporation
Attn: Paul Kim, Chief Financial Officer
10945 Vista Sorrento Parkway
San Diego, CA 92130

NOTICE TO IOMEGA:	Iomega Corporation
Attn: General Counsel
4435 Eastgate Mall
San Diego, CA, CA 92121

(k)                                  Gender; Number. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

(l)                                     Time of Essence.  Time is of the essence in the performance of all obligations under this Agreement.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it effective as of the date  first above-written.

“Landlord”		“JNI”

PACIFIC PLAZA CARMEL VALLEY LLC, a California limited liability company		JNI CORPORATION, a Delaware corporation,
By: COAST PACIFIC PLAZA LLC, a California		By:
limited liability company, Its Manager		Name:	John Stiska
By: COAST INCOME PROPERTIES, INC., a California corporation, Its Manager		Its:	Chairman of the Board

By:		By:
	Thomas G. Blake, President	Name:	Paul Kim
		Its:	Chief Financial Officer

“Iomega”

IOMEGA CORPORATION, a Delaware corporation

By:
Name:	Anna Aguirre
Its:	Vice President, Human Resources
and Facilities

EXHIBIT “A”

AMENDED AND RESTATED LEASE

[ATTACHED]

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) dated for reference and effective as of February 27, 2003 (the “Effective Date”), is made and entered into by and between JNI Corporation, a Delaware corporation (“Assignor”), and Iomega Corporation, a Delaware corporation (“Assignee”), with reference to the following facts.

RECITALS

A.                                   Assignor, as Tenant, and PACIFIC PLAZA CARMEL VALLEY LLC, a California limited liability company, as Landlord, are parties to that certain Office Lease dated July 11, 2000, as amended by that certain First Amendment to Lease dated November 6, 2001, and that certain Second Amended and Restated Lease dated February 27, 2003 (collectively, the “Lease”), for the lease of those certain premises consisting of the entire second and third floors of the building known as Building A and located at 10955 Vista Sorrento Parkway in the City of San Diego, County of San Diego, State of California, being a portion of the Project known as Pacific Plaza at Torrey Hills, which is more particularly described in the Lease.

B.                                     Assignor desires to assign and transfer to Assignee, as of the Effective Date, certain of Assignor’s rights, title and interests in and to, and obligations under the Lease, and Assignee desires to assume, as of the Effective Date, certain of Assignor’s rights, title, interests and obligations in, to and under the Lease as set forth herein.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                                       Assignment.   Assignor hereby grants, transfers, conveys, bargains, assigns and delegates to Assignee as of the Effective Date, all of its rights, title and interests in, to and under the Lease.

2.                                       Assumption.                           Assignee hereby accepts such assignment and delegation by Assignor and agrees to assume as of the Effective Date, the obligations of Assignor under the Lease accruing on or after the Effective Date. In no event shall Iomega be held liable or responsible for, or incur any responsibility or successorship liability for, any action or inaction, failure or conduct, or breach of duty by JNI or anyone employed by or acting on behalf of JNI. Iomega assumes no responsibility for the actions or inactions, duties, liabilities, or alleged liabilities of JNI. No obligation arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of this Assignment  shall create any obligation or liability of Assignee.

3.                                       Indemnification.  Assignor shall indemnify, defend and hold harmless Assignee and anyone employed by or acting on behalf of Assignee from and against any and all liabilities, fines, penalties, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs, as incurred), demands, causes of action, claims or judgments (collectively “Claims”) arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of this Assignment.

4.                                       Notices.   Service of all notices to Assignee under the Lease from and after the date of this Assignment shall be as follows, until changed pursuant to the provisions of the Lease:

Notice to Assignee:                                      Iomega Corporation

Attn: General Counsel

4435 Eastgate Mall

San Diego, CA, CA 92121

5.                                       Survival.  This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

“Assignor”		“Assignee”

JNI CORPORATION, a Delaware corporation,		IOMEGA CORPORATION, a Delaware corporation
By:
By:		Name:	Anna Aguirre
Name:	John Stiska	Its:	Vice President, Human Resources and Facilities
Its:	Chairman of the Board

By:
Name:	Paul Kim
Its:	Chief Financial Officer

CONSENT TO ASSIGNMENT OF LEASE AND RELEASE

PACIFIC PLAZA CARMEL VALLEY, LLC, a California limited liability company, the Landlord under the Lease described in the foregoing Assignment and Assumption of Lease, hereby consents to the assignment  of the Lease by Assignee to Assignor upon the terms and conditions thereof. Landlord acknowledges and agrees that, in accordance with the terms of the Assignment of Lease above, in no event shall Assignee be held liable or responsible for, or incur any responsibility or successorship liability for, any action or inaction, failure or conduct, or breach of duty by Assignor or anyone employed by or acting on behalf of Assignor. Assignee assumes no responsibility for the actions or inactions, duties, liabilities, or alleged liabilities of Assignee and no obligation arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of the Assignment  shall create any obligation or liability of Assignee. Landlord hereby releases Assignor from any obligation or liability under the Lease after the Effective Date of the Assignment, except to the extent accruing

[Balance of page intentionally left blank]

on or before the Effective Date of the Assignment or arising from the acts or omissions of Assignor, its employees, agents, servants or contractors, on or before the Effective Date of the Assignment .

Dated:	, 2003	“Landlord”
.
PACIFIC PLAZA CARMEL VALLEY, LLC, a California limited
liability company
		By:	Coast Pacific Plaza, LLC, a California
limited liability company, Its Manager
			By:	Coast Income Properties, Inc,. a
California corporation, Its Manager

By:
Thomas G. Blake, President